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EXHIBIT 6.9
Date: Sept.  21, 1999
Amount:  $__________

                             TOTAL FILM GROUP, INC.

                      SERIES A CONVERTIBLE PROMISSORY NOTE
                                 ---------------

                                Convertible into
                                  Common Stock
                                       of
                             Total Film Group, Inc.
                            (A Delaware Corporation)
                                 ---------------


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

                                 ---------------

         Total Film Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Maker"), for value received, hereby promises to pay to the following registered holder hereof at the address stated,

         *

the principal sum of ______ dollars ($_____) in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, on the terms and at the time hereinafter provided.

         This Note is one of a series of notes to be issued by the Maker, which in the aggregate shall total not more than $2,000,000. This Note is subject to the following terms and provisions:

         1. Payment and Interest. This Note shall be due and payable on or before six months from the date hereof, except as set forth below. The Maker shall pay to the holder of this Note simple interest on the principal amount of this Note at the rate of 12% per annum commencing on

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the date of this Note. If the Maker shall raise equity funds through either a private or public sale of its equity securities during the term of this Note, or thereafter if this Note shall not be paid or converted in full, the Maker shall apply not less than 50% of the net proceeds of such offering or offerings, toward the payment of this and the other notes of which this Note is a part. Such funds shall be applied pro rata to this Note and any other outstanding notes issued in this series.

         2.       Conversion.

                  a. Subject to and in compliance with, the provisions contained herein, the holder of this Note is entitled, at its option, at any time prior to maturity, or in case this Note or some portion hereof shall have been called for prepayment prior to such date, then, in respect of this Note or such portion hereof, until and including, but not after, the close of business within 10 days of the date of notice of prepayment, to convert this Note (or any portion thereof), together with accrued but unpaid interest, into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock (the "Shares") of the Maker by surrender of this Note, duly endorsed (if so required by the Maker) or assigned to the Maker or in blank, to "Total Film Group, Inc." at its offices, accompanied by written notice to the Maker, in the form set forth below, that the holder hereof selects to convert this Note or, if less than the entire amount hereof is to be converted, the portion hereof to be converted. Such conversion shall be effected at the rate of one Share for each $2.00 of principal and interest to be converted; provided, however, that during any continuing Event of Default as set forth below, the conversion price shall be reduced to $1.50. No fractions of Shares will be issued on conversion, but instead of any fractional interest, the Maker will round up such fractional share to the next whole share.

                  b. If the Maker shall at any time subdivide its outstanding shares of common stock by recapitalization, reclassification or split-up thereof, or if the Maker shall declare a stock dividend or distribute shares of its common stock to its stockholders, the number of Shares convertible pursuant to this Note immediately prior to such subdivision shall be proportionately increased in each instance, and if the Maker shall at any time combine the outstanding shares of common stock by recapitalization, reclassification or combination thereof, the number of Shares convertible pursuant to this Note immediately prior to such combination shall be proportionately decreased in each instance.

                  c. Whenever the number of Shares convertible pursuant to this Note is required to be adjusted, the conversion price shall be adjusted (to the nearest cent) in each instance by multiplying such conversion price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Shares purchasable upon the conversion of this Note immediately prior to such adjustment, and (y) the denominator of which shall be the number of Shares so convertible immediately thereafter.

         3. Prepayment. This Note is subject to prepayment, in whole or in part, at any time upon not less than 10 days notice by certified or registered mail at the election of the Maker. Prepayment shall be effected by paying the amount equal to the outstanding principal amount of this Note, plus all interest accrued but unpaid to the date of prepayment. During the 10 days following the date of any notice of prepayment, the holder shall have the right to convert this

Note to the common stock of the Maker, on the terms and conditions provided for in paragraph 2 above.

         4. Limitations on Right of Conversion. Following receipt of the written notice of intention to convert the Note, the Maker shall take such steps as it deems appropriate to permit conversion of the Note as specified in the notice and to issue such Shares pursuant to a valid exemption from registration or qualification under applicable federal and state securities laws; PROVIDED, that in no event shall the Maker be required to consent to the general service of process or to qualify as a foreign corporation in any jurisdiction where the Note holder resides if such jurisdiction is different than such Note holder's residence when the Note was originally issued. In order to comply with exemptions from the registration requirements of the Act and certain state securities statutes, the Maker may require the holder of this Note to make certain representations and execute and deliver to the Maker certain documents as a condition to exercise of conversion rights hereunder, all in form and substance satisfactory to the Maker as determined in its sole discretion. In the event the Maker reasonably determines that the Note cannot be converted in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, the Maker shall be under no obligation to permit conversion of the Note and issue any shares of common stock pursuant hereto. The Maker shall utilize its best efforts to qualify such Shares for sale under the applicable state laws in those jurisdictions in which the holder of the Note resides at the time of conversion. If, notwithstanding such efforts to qualify such Shares for sale in such state, the Maker is unable to so qualify such Shares for sale in such state, the Shares delivered shall be subject to applicable restrictions on their transfer under the laws of such state or, if no exemption from registration is available, this Note shall not be convertible.

         5. Satisfaction and Discharge of Note. This Note shall cease to be of further effect (except as to any surviving rights of conversion, transfer, or exchange of the Note herein expressly provided for) when:

                  a. The Maker has paid or caused to be paid all sums payable hereunder by the Maker, including all principal amounts and interest accrued under the Note, or the Note has been fully converted as set forth above; and

                  b. All the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been complied with.

         6. Events of Default. "Event of Default," when used herein, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administration or government body or be caused by the provisions of any paragraph herein, means any one of the following events:

                  a. Default in the payment of any interest on this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  b. Default in the payment of the principal amount of this Note when due, whether at maturity, upon prepayment, or otherwise; or

                  c. Default in the performance or breach of any covenant or warranty of the Maker in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 30 days after there has been given to the Maker by registered or certified mail, by the holder of this Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder;

                  d. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker a bankrupt or insolvent under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee (or other similar official) of the Maker or of any substantial part of its property , or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  e. The institution by the Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (or other similar official) of the Maker or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

         7. Acceleration of Maturity. If an Event of Default occurs and is continuing then, in every such case, the holder of this Note may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Maker of such default, and upon any such declaration, such principal shall become immediately due and payable. At such time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holder, the holder of this Note, by written notice to the Maker, may rescind and annul such declaration and its consequences, if all Events of Default, other than the nonpayment of the principal of this Note which has become due solely by such acceleration, has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         8. Penalty for Default. If any Event of Default shall exist on the last day of any calendar quarter after the date of this Note, the Maker shall, subject to compliance with state and federal securities laws, issue to the record holder of this Note 50,000 shares of common stock of the Maker. The payment of such shares shall not cure any Event of Default and shall be in addition to any other remedies available to the holder of this Note. If the Maker shall at any time subdivide its outstanding shares of common stock by recapitalization, reclassification or split-up thereof, or if the Maker shall declare a stock dividend or distribute shares of its common stock to its stockholders, the number of shares to be issued pursuant to this paragraph immediately prior to such subdivision shall be proportionately increased in each instance, and if the Maker shall at any time combine the outstanding shares of common stock by recapitalization, reclassification or combination thereof, the number of shares to be issued pursuant to this Paragraph immediately prior to such combination shall be proportionately decreased in each instance. Notwithstanding the foregoing, in the event the Maker reasonably determines that the shares cannot be issued in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, the Maker shall be under no obligation to issue the shares of common stock pursuant hereto.

         9. Restrictions. The holder of this Note, by acceptance hereof, both with respect to the Note and the Shares to be issuable upon conversion of the Note, or the shares to be issued upon an Event of Default, represents and warrants as follows:

                  a. The Note and the shares of common stock are being acquired for the holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or shares or any interest therein without registration, an applicable exemption from registration, or other compliance under the Act, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

                  b. The holder hereof has been advised and understands that the Note and the shares have not been registered under the Act and the Maker is under no obligation to register the Note and/or the Shares under the Act, except as set forth in Paragraph 4 hereof.

         10. Default Costs. Should the Maker or the holder of this Note default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue therefrom, or in pursuing any remedy provided hereunder or by the statutes of any state.

         11. Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         12. Waiver and Amendment. None of the provisions hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

         13. Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail addressed, if to the Maker at 9107 Wilshire Blvd., Suite 475, Beverly Hills, CA 90210, Attention:

Gerald Green, President, or if to holder of this Note, at the address furnished to the Maker by such holder, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this paragraph.

         14. Negotiability and Transferability. This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 9 hereof.

         15. Presentment Waiver. The makers, guarantors, and endorsers hereof, if any, severally waive presentment for payment, protest, and notice of protest and of nonpayment of this Note.


                                       Total Film Group, Inc.

                                       By /s/ Gerald Green, President

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Total Film Group, Inc.
9107 Wilshire Boulevard
Suite 475
Beverly Hills, CA  90210

         Re:  Conversion of Note

Gentlemen:

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note or the portion hereof designated, into shares of common stock of Total Film Group, Inc., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

         Date:

                                       --------------------------------
                                       (Signature)

FILL IN FOR REGISTRATION OF SHARES


-------------------------              ---------------------------------------
(Printed Name)                             (Social Security or other
                                                 identifying number)

--------------------------------------------------------------
(Street Address)

------------------------------------   ---------------------
(City, State, and ZIP Code)            Portion to be converted
                                       (if less than all)

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                            Schedule of Note Holders

Name and Address                                                Amount
The Lancer Group                                                $1,000,000
375 Park Avenue, Suite 2006
New York, NY 10152

Lancer Offshore, Inc.                                           $800,000
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Bruce Cowen                                                     $50,000
27241 Paseo Peregrino
San Juan Capistrano, CA 92675

James Kelly                                                     $50,000
218 4th Avenue
New Town Square, PA 19073

Capital Research, Ltd.                                          $50,000
27241 Paseo Peregrino
San Juan Capistrano, CA 92675

Martin Garvey                                                   $50,000
c/o The Lancer Group
375 Park Avenue, Suite 2006
New York, NY 10152
